SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 6, 1997*


                        Finlay Fine Jewelry Corporation
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                33-59380                      13-3287757
   -----------------         -------------              ---------------------
    (State or other           (Commission                  (IRS Employer
    jurisdiction of           File Number)               Identification No.)
    incorporation)


   521 Fifth Avenue, New York, New York                                10175
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 (Address of principal executive offices)                           (zip code)


      Registrant's Telephone Number, including Area Code:   (212) 808-2060
                                                            ---------------

                                N/A
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)


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* The  Registrant  is not  subject to the filing  requirements  of Section 13 or
  15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.


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Item 2.     Acquisition or Disposition of Assets.

     On October 6, 1997 (the "Closing Date"), Finlay Enterprises, Inc., a Delaware corporation ("FEI"), and Finlay Fine Jewelry Corporation, a Delaware corporation which is a wholly-owned subsidiary of FEI ("Buyer"), consummated the acquisition (the "Acquisition") from Zale Delaware, Inc., a Delaware corporation ("Seller"), of certain assets used by Seller, through its Diamond Park Fine Jewelers division, in connection with operating leased fine jewelry departments (each, a "Department") in department stores owned by Marshall Field & Company ("Marshall Field's"), Parisian, Inc. ("Parisian"), Mercantile Stores Company, Inc. ("Mercantile") and Dillard Department Stores, Inc. ("Dillard's"). The Acquisition was consummated pursuant to the terms and provisions of an Asset Purchase Agreement dated September 3, 1997 (the "Agreement") among FEI, Buyer, Zale Corporation, a Delaware corporation which owns all of the outstanding securities of Seller ("Zale"), and Seller.

     Pursuant to the terms and provisions of the Agreement, on the Closing Date, Buyer purchased from Seller the following assets owned by the Seller as of the Closing Date (collectively, the "Division Assets"): (i) the license agreements between the Seller and each of Marshall Field's, Parisian and Mercantile relating to the operation of Departments located in department stores owned by Marshall Field's, Parisian and Mercantile, respectively (collectively, the "Acquired Departments"), (ii) certain other contracts, distribution arrangements, equipment leases and vendor, sales, purchase, advertising and other similar agreements used in connection with or relating to the operation of the Acquired Departments or Division Assets (the "Acquired Business"), in each case as more specifically described in the Agreement and subject to the limitations described therein, (iii) all equipment, fixtures, furniture, leasehold improvements and personal property owned by the Seller and related exclusively to, used solely by or located in the Acquired Departments, (iv) to the extent assignable, all permits, certifications, franchises, licenses, approvals and other authorizations held by the Seller which related primarily to the operation of the Acquired Business, (v) subject to the limitations and exclusions described in the Agreement, all finished goods inventory which related primarily to the operation of the Acquired Business and which were located at the Seller's distribution center in Irving, Texas or in the Acquired Departments (collectively, the "Inventories"), (vi) all supplies, spare and replacement parts and other related items located in the Acquired Departments and in the Seller's warehouse in Irving, Texas which were used primarily in connection with the operation of the Acquired Business (collectively, the "Supplies"), (vii) all of Seller's data, trade secrets and confidential information exclusively related to the operation of the Acquired Business, if any, (viii) all goodwill relating to the operation of the Acquired Business, if any, (ix) all prepayments, prepaid expenses, refunds and deposits relating to the operation of the Acquired Business, (x) petty cash on hand at the Acquired Departments and (xi) certain other miscellaneous assets described in the Agreement.



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     In consideration  for the Division Assets,  the Buyer paid to the Seller on the Closing Date (the "Division Assets Purchase Price"), which amount was equal to the sum of the following amounts: (i) the Closing Inventory Price (as defined in the Agreement) of the Inventories; (ii) the amortized/depreciated cost of all fixed or capital assets located in the Acquired Departments; (iii) the aggregate amount of petty cash at the Acquired Departments; (iv) the aggregate amount of prepayments, prepaid expenses, refunds and deposits relating to the Acquired Business; (v) the aggregate amount of the Supplies located in Seller's warehouse; and (vi) $2,400,000.

     In addition to the foregoing, the Agreement further provides that Buyer shall purchase from Seller, on February 27, 1998 (or on such other date as shall be agreed to by the Buyer and Seller), all finished goods inventories located at the Departments in department stores owned by Dillard's as of January 31, 1998, subject to the limitations and exclusions described in the Agreement (the "Dillard's Inventories"). The purchase price to be paid by the Buyer for the Dillard's Inventories (the "Dillard's Inventories Purchase Price" and, together with the Division Assets Purchase Price, the "Purchase Price") shall be equal to the Invoiced Cost thereof, such amount not to exceed $4,950,000 in the aggregate; provided, however, that in the event the Dillard's Inventories Purchase Price is determined to be in excess of $4,950,000, the Buyer shall have the option of purchasing any such excess Dillard's Inventories by increasing the Dillard's Inventories Purchase Price by an amount equal to the Invoiced Cost (as defined in the Agreement) of such excess Dillard's Inventories.

     The parties to the Agreement currently estimate that the Purchase Price to be paid by the Buyer for the Division Assets and the Dillard's Inventories will equal approximately $63 million.

     Pursuant to the Agreement, Zale has agreed that, for a period of seven years following the Closing Date, it shall not engage, either directly or indirectly, in the department store leased fine jewelry business.

     In connection with the Acquisition, FEI and Buyer refinanced their revolving credit facility with General Electric Capital Corporation and certain other lenders to increase the amount available thereunder to $225 million. The additional borrowing capacity was used to finance the Acquisition and will also be available to fund seasonal borrowing needs.



Item 7.     Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

      Not applicable.



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(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits.

          10.1 Asset Purchase Agreement dated September 3, 1997 among Finlay Enterprises, Inc. ("FEI"), Finlay Fine Jewelry Corporation ("FFJC"), Zale Corporation and Zale Delaware, Inc. (incorporated by reference to Exhibit
     10.6 to FFJC's Quarterly Report on Form 10-Q for the period ended August 2, 1997, as filed with the Securities and Exchange Commission on September 16,
     1997).

          10.2 Amendment No. 2 dated October 6, 1997 to the Amended and Restated Credit Agreement dated as of September 11, 1997 among General Electric Capital Corporation, individually and in its capacity as agent, certain other lenders and financial institutions, FEI and FFJC.

          10.3 Amendment No. 4 and Limited Consent dated as of October 6, 1997 to the Gold Consignment Agreement dated as of June 15, 1995 between FFJC and Rhode Island Hospital Trust National Bank.



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



                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FINLAY FINE JEWELRY CORPORATION
                                          (Registrant)



Dated:  October 15, 1997                  By: /s/ Barry D. Scheckner
                                              ----------------------------
                                              Barry D. Scheckner
                                              Senior Vice President and
                                              Chief Financial Officer










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